UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2018
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry Into a Material Definitive Agreement.

On May 8, 2018 (the “Closing Date”), IntelGenx Technologies Corp. (the “Company”) entered into definitive securities purchase agreements (the “Purchase Agreements”) with certain investors (collectively, the “Investors”) for the issuance and sale of 320 units (the “Units”) at a subscription price of U.S.$10,000 per Unit for gross proceeds of U.S.$3,200,000 (the “Offering”). The Company intends to use the proceeds for its Montelukast phase 2a clinical trial and for general working capital purposes.

Each Unit is comprised of (i) 7,940 common shares of the Company (“Common Shares”), (ii) a U.S.$5,000 convertible 6% note (a “Note”), and (iii) 7,690 warrants to purchase common shares of the Company (“Warrants”). Each Note bears interest at a rate of 6% (payable quarterly, in arrears, with the first payment being due on September 1, 2018), matures on June 1, 2021 and is convertible into Common Shares at a conversion price of U.S.$0.80 per Common Share (the “Conversion Shares”). Each Warrant entitles its holder to purchase one Common Share at a price of U.S.$0.80 per Common Share until June 1, 2021 (the “Warrant Shares”).

Cantone Research, Inc. (“Cantone”) acted as placement agent in respect of certain sales under the U.S. portion of the Offering and Leede Jones Gable Inc. acted as placement agent in respect of certain sales under the Canadian Offering (collectively, the “Agents”).

In connection with the Offering, the Company entered into a Placement Agent Agreement with Cantone and paid to the Agents a cash commission of approximately U.S.$157,800 in the aggregate and issued non-transferable agents’ warrants to the Agents (the “Placement Agent Warrants”), entitling the Agents to purchase 243,275 common shares at a price of U.S.$0.80 per share until June 1, 2021.

In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the Notes, the Common Shares, the Warrants, the Warrant Shares, and the Conversion Shares on or prior to 90 days after the Closing Date (the “Filing Date”). In addition, if the Registration Statement is not filed by the Filing Date or is not declared effective within 120 days after the Closing Date, the interest rates for the Notes will increase to 10% until the Registration Statement is filed or until it is declared effective.

The foregoing is a summary of certain material terms and conditions of the Placement Agent Agreement, the Warrants, the Purchase Agreement, the Registration Rights Agreement, and the Note and are not a complete discussion of such agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Placement Agent Agreement, Form of Warrant, Form of Securities Purchase Agreement, Form of Registration Rights Agreement and the Form of Note attached to this Current Report on Form 8-K in Exhibits 1.1, 4.1, 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference. On the Closing Date, the Company’s issuance of the Units, Notes, Shares, Warrants and Placement Agent Warrants was made in reliance upon the exemption from registration of the Securities Act provided by Rule 506(d) of Regulation D for sales in the United States and pursuant to Regulation S for sales outside of the United States.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

1.1	Placement Agent Agreement
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: May 10, 2018

	By:	/s/ Horst G. Zerbe
Horst G. Zerbe
President and Chief Executive Officer